Exhibit 10.33

                           Loan and Security Agreement

                                 by and between

                  CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)
                                    as Lender

                                       and

                            ULTRALIFE BATTERIES, INC.

                                       and

                          ULTRALIFE BATTERIES (UK) LTD.
                                  as Borrowers

                              Dated: June ___, 2000

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                                TABLE OF CONTENTS

1.    DEFINITIONS..............................................................1

2.    CREDIT FACILITIES.......................................................12

   2.1  REVOLVING LOANS.......................................................12
   2.2  LETTER OF CREDIT ACCOMMODATIONS.......................................13
   2.3  TERM LOAN.............................................................15
   2.4  AVAILABILITY RESERVES.................................................15
   2.5  LIABILITIES...........................................................15

3.    INTEREST AND FEES.......................................................16

   3.1  INTEREST..............................................................16
   3.2  CLOSING FEE...........................................................18
   3.3  INTENTIONALLY OMITTED.................................................18
   3.4  SERVICING FEE.........................................................18
   3.5  UNUSED LINE FEE.......................................................19
   3.6  CHANGES IN LAWS AND INCREASED COSTS OF LOANS..........................19

4.    CONDITIONS PRECEDENT....................................................20

   4.1  CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER
          OF CREDIT ACCOMMODATIONS............................................20
   4.1  CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER
          OF CREDIT ACCOMMODATIONS............................................20
   4.2  CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF
          CREDIT ACCOMMODATIONS...............................................21

5.    GRANT OF SECURITY INTEREST..............................................22

6.    COLLECTION AND ADMINISTRATION...........................................23

   6.1  BORROWER'S LOAN ACCOUNT...............................................23
   6.2  STATEMENTS............................................................23
   6.3  COLLECTION OF ACCOUNTS................................................23
   6.4  PAYMENTS..............................................................24
   6.5  AUTHORIZATION TO MAKE LOANS...........................................25
   6.6  USE OF PROCEEDS.......................................................25
   6.7  APPOINTMENT OF PARENT AS REPRESENTATIVE...............................25

7.    COLLATERAL REPORTING AND COVENANTS......................................26

   7.1  COLLATERAL REPORTING..................................................26
   7.2  ACCOUNTS COVENANTS....................................................27
   7.3  INVENTORY COVENANTS...................................................28
   7.4  EQUIPMENT COVENANTS...................................................29
   7.5  POWER OF ATTORNEY.....................................................29
   7.6  RIGHT TO CURE.........................................................30
   7.7  ACCESS TO PREMISES....................................................30

8.    REPRESENTATIONS AND WARRANTIES..........................................31

   8.1  CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES................31
   8.2  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE......................31
   8.3  CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS..........................31
   8.4  PRIORITY OF LIENS; TITLE TO PROPERTIES................................32
   8.5  TAX RETURNS...........................................................32
   8.6  LITIGATION............................................................32

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   8.7  COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS..................32
   8.8  BANK ACCOUNTS.........................................................32
   8.9  ACCURACY AND COMPLETENESS OF INFORMATION..............................32
   8.10 EMPLOYEE BENEFITS.....................................................33
   8.11 ENVIRONMENTAL COMPLIANCE..............................................33
   8.10 SURVIVAL OF WARRANTIES; CUMULATIVE....................................34

9.    AFFIRMATIVE AND NEGATIVE COVENANTS......................................34

   9.1  MAINTENANCE OF EXISTENCE..............................................34
   9.2  NEW COLLATERAL LOCATIONS..............................................35
   9.3  COMPLIANCE WITH LAWS, REGULATIONS, ETC................................35
   9.4  PAYMENT OF TAXES AND CLAIMS...........................................36
   9.5  INSURANCE.............................................................36
   9.6  FINANCIAL STATEMENTS AND OTHER INFORMATION............................37
   9.7  SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC...............38
   9.8  ENCUMBRANCES..........................................................39
   9.9  INDEBTEDNESS..........................................................39
   9.10 LOANS, INVESTMENTS, GUARANTEES, ETC...................................40
   9.11 DIVIDENDS AND REDEMPTIONS.............................................40
   9.12 TRANSACTIONS WITH AFFILIATES..........................................41
   9.13 ADDITIONAL BANK ACCOUNTS..............................................41
   9.15 ADJUSTED NET WORTH....................................................41
   9.16 COSTS AND EXPENSES....................................................41
   9.17 COMPLIANCE WITH ERISA.................................................42
   9.18 FURTHER ASSURANCES....................................................42

10.   EVENTS OF DEFAULT AND REMEDIES..........................................43

   10.2 REMEDIES..............................................................44

11.   JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW............46

   11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF
          PROCESS; JURY TRIAL WAIVER..........................................46
   11.2 WAIVER OF NOTICES.....................................................47
   11.3 AMENDMENTS AND WAIVERS................................................47
   11.4 WAIVER OF COUNTERCLAIMS...............................................48
   11.5 INDEMNIFICATION.......................................................48

12.   TERM OF AGREEMENT; MISCELLANEOUS........................................48

   12.1 TERM..................................................................48
   12.2 NOTICES...............................................................49
   12.3 PARTIAL INVALIDITY....................................................50
   12.4 SUCCESSORS............................................................50
   12.5 CONFIDENTIALITY.......................................................50
   12.6 JUDGMENT CURRENCY.....................................................51
   12.7 ENTIRE AGREEMENT......................................................51

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                                    INDEX TO
                             EXHIBITS AND SCHEDULES

          Exhibit A             Information Certificate

          Exhibit B             Form of Borrowing Base Certificate

          Exhibit C             Form of Term Promissory Note

                           LOAN AND SECURITY AGREEMENT

      This Loan and Security Agreement dated June ___, 2000 is entered into by and between Congress Financial Corporation (New England), a Massachusetts corporation ("Lender"), Ultralife Batteries, Inc., a Delaware corporation ("Parent") and Ultralife Batteries (UK) Ltd., a limited liability company organized under the laws of England ("Ultralife (UK)" and, together with Parent, the "Borrowers").

                              W I T N E S S E T H:

      WHEREAS, Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

      WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

      All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Parent, Ultralife (UK) and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender in good faith, provided that this provision is not intended to limit Borrowers' rights with respect to events or conditions which with the passage of time or notice or both might become an Event of Default but which have not become an Event of Default and for which a cure period is provided under Section 10 hereof. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:


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      1.1 "Accounts" shall mean all present and future rights of Borrowers to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

      1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

      1.4 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Parent under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or
(d) in respect of any state of facts which Lender determines in good faith constitutes an Event of Default or is reasonably expected, with notice or passage of time or both, to constitute an Event of Default.

      1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

      1.6 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New


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York or the Commonwealth of Pennsylvania or England, and a day on which the
Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

      1.7 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Lender, which is duly completed (including all schedules thereto) and executed by the chief financial officer or other appropriate financial officer of Parent acceptable to Lender and delivered to Lender.

      1.8 "Cash Position" shall mean, at any time, the difference between (a) the value of Eligible Investments, which are not subject to any pledge, security interest, lien or encumbrance other than in favor of the Lender less (b) the then outstanding principal amount of the Loans. The value of Eligible Investments shall be determined using the national securities exchange or market in which the applicable security is listed or quoted provided that if no such listing or quotation is available, value shall be determined by Lender, acting reasonably.

      1.9 "Change in Control" shall mean, at any time, that any Person, together with the affiliates and associates of such Person within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall acquire beneficial ownership within the meaning of Rule 13d of the Exchange Act of more than thirty (30%) percent of the voting stock or total equity of Parent, or if a change in the Board of Directors of Parent occurs in which the individuals who constituted the Board of Directors at the beginning of the two (2) year period immediately preceding such change (together with any other director whose election by the Board of Directors was approved by at least two-thirds of the directors then in office at the beginning of such period) cease for any reason to constitute a majority of the directors of Parent then in office.

      1.10 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.11 "Collateral" shall have the meaning set forth in Section 5 hereof.

      1.12 "Eligible Accounts" shall mean Accounts created by Parent which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

            (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Parent or rendition of services by Parent in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

            (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;


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            (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

            (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

            (e) except for Eligible Fyrentics Accounts, the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if: (i) the account debtor has delivered to Parent an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

            (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

            (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Parent to such account debtor or claimed owed by such account debtor shall be deemed Eligible Accounts);

            (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

            (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

            (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Parent directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

            (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request,


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the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

            (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

            (m) such Accounts of a single account debtor or its affiliates (other than Eligible Fyrnetics Accounts) do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

            (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

            (o) such Accounts are owed by account debtors whose total indebtedness to Parent does not exceed the credit limit with respect to such account debtors as determined by Lender in good faith from time to time and of which Lender has informed chief financial officer or controller of Parent (but the portion of the Accounts not in excess of such credit limit shall be deemed Eligible Accounts); and

            (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender in good faith and, if Lender determines that an account debtor is not creditworthy, of which from Lender has informed chief financial officer or controller of Parent.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      1.13 "Eligible Equipment" shall mean Equipment owned by Parent or by Ultralife (UK), located at Parent's premises or at Ultralife (UK)'s premises, as the case may be and acceptable to Lender in all respects. General criteria for Eligible Equipment may be established and revised from time to time by Lender in Lender's good faith judgment. In determining such acceptability Lender may, but need not, rely on reports furnished to Lender by Borrowers, but reliance thereon by Lender from time to time shall not be deemed to limit Lender's right to revise standards of eligibility at any time. In general, except in Lender's discretion, Eligible Equipment shall not include (a) Equipment at the premises of third parties or subject to a security interest or lien in favor of any third parties, (b) Equipment which is not subject to Lender's perfected security interest or fixed charge, as the case may be, (c) fixtures, (d) defective, damaged, obsolete or unserviceable Equipment (e) Equipment not in good condition and repair or (f) Equipment not used or usable in the ordinary course of Parent's or Ultralife (UK)'s business as presently conducted; provided, however, any Equipment which would otherwise be deemed Eligible Equipment at locations which are not owned and operated by Parent or Ultralife (UK) may nevertheless be considered Eligible Equipment if Lender shall have received an agreement in writing, in form and substance satisfactory to Lender, from the owner and/or operator of such


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

location, as the case may be, pursuant to which such owner and/or operator, if required by Lender: (i) acknowledges the first priority lien of Lender on such Equipment, (ii) agrees to waive any and all claims such owner and/or operator may, at any time, have against such Equipment and (iii) grants to Lender the right to enter and remain on the premises in order to exercise Lender's rights and remedies on terms acceptable to Lender. Any Equipment which Lender determines to be ineligible or unacceptable for purposes of the lending formula shall nevertheless be and remain at all times part of the Collateral.

      1.14 "Eligible Fyrnetics Account" shall mean any Account arising out of a sale of Inventory to Fyrnetics (Hong Kong) Limited ("Fyrnetics") that satisfies all the criteria of Eligible Accounts hereunder other than the limitations set forth in clauses (e) and (m) to the definition of Eligible Accounts, which shall not apply; provided, however, that the aggregate outstanding amount of all Eligible Accounts to Fyrnetics shall not exceed $1,250,000.00 (but the portion of the Eligible Accounts not in excess of such amount shall be deemed to be Eligible Accounts).

      1.15 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Parent and raw materials for such finished goods which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Parent's business; (f) Inventory at premises other than those owned and controlled by Parent, except if Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral;
(g) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (k) returned, damaged and/or defective Inventory; and (l) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.16 "Eligible Investments" shall mean any one or more of the following obligations or securities:

            (a) direct short term obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

            (b) repurchase agreements or obligations with respect to any security described in clause (a) above where such security has a remaining maturity of one year or less and where the repurchase agreement has been entered into with a depository institution or trust company (acting as principal) described in clause (c) below;


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

            (c) cash, federal funds, demand and time deposits in, short term certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated no lower than A-1 by Standard & Poor's Rating Group, a division of McGraw Hill, Inc. ("S&P") (or such equivalent rating by Moody's Investors Services ("Moody's")) and the long-term obligations of such depository institution or trust company are rated in one of the two highest rating categories by S&P or Moody's;

            (d) securities bearing interest or sold at a discount with a maturity of less than one year issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from S&P no lower than A-1 (or an equivalent rating from Moody's) with respect to short-term debt obligations, and within one of the two highest rating categories applicable to long-term debt obligations from either S&P or Moody's, with respect to long-term debt obligations;

            (e) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated by S&P no lower than A-1 (or an equivalent rating by Moody's); and

            (f) shares of money market funds provided that such fund is registered under the Investment Company Act of 1940, has assets of at least $1,000,000,000 and invests exclusively in investments listed under clauses (a) through (e) above.

      1.17 "Environmental Law" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Parent or Ultralife
(UK) and any governmental authority: relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state or foreign counterparts to such laws, and
(iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.


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

      1.18 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.19 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.20 "ERISA Affiliate" shall mean any person required to be aggregated with Parent or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.21 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.22 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to a Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower.

      1.23 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

      1.24 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to the lesser of: (i) the amount of the Revolving Loans available to Parent as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value of Eligible Inventory, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder, and
(ii) the Maximum Credit (less the then outstanding aggregate principal amount of the Term Loans), minus the sum of: (i) the amount of all then outstanding aggregate and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loans), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables of Borrowers which are more than sixty (60) days past due as of such time (unless such trade payables are subject to a binding agreement permitting longer payment terms or are being contested in good faith by Borrower or are to be repaid with the Revolving Loan then requested by Parent), plus (iii) the amount of checks issued by Borrower to pay trade payables, but not yet sent and the book overdraft of Borrower.

      1.25 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this

Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.26 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

      1.27 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

      1.28 "Information Certificate" shall mean the Information Certificate of Parent and the Information Certificate of Ultralife (UK) constituting Exhibit A hereto containing material information with respect to Parent and Ultralife
(UK), their business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.29 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

      1.30 "Interest Rate" shall mean, as to Prime Rate Loans, a rate of three quarters of one (.75%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and three quarters (2.75%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided, that, the Interest Rate shall mean the rate of three and three quarters (3.75%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and three quarters (5.75%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against any Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Parent under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

      1.31 "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

      1.32 "Investment Property" shall mean all of Borrowers' now owned and hereafter existing or acquired securities, financial assets, securities accounts, securities entitlements and all other investment property of whatsoever kind or nature, wherever located, including, without limitation, securities issued by any subsidiary of Borrowers.

      1.33 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of Parent or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Parent of its obligations to such issuer..

      1.34 "Loans" shall mean the Revolving Loans and the Term Loans.

      1.35 "Maximum Credit" shall mean the amount of $20,000,000.00.

      1.36 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

      1.37 "Obligations" shall mean any and all Revolving Loans, all Term Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.38 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

      1.39 "Orderly Liquidation Value" or "OLV" shall mean, with respect to Eligible Equipment, the orderly liquidation value thereof as determined by an appraisal in form, scope and methodology acceptable to Lender and from an appraiser acceptable to Lender.

      1.40 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

      1.41 "Permanent Availability Reserve" shall mean an Availability Reserve established on the date hereof in the amount of $1,500,000.00, which Availability Reserve shall be reduced monthly by the amount by which the outstanding principal amount of the Term Loans amortizes and otherwise shall not be released except in the sole discretion of the Lender.

      1.42 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.43 "Prime Rate" shall mean the rate announced by First Union National Bank, or its successors, from time to time as its prime rate, whether or not such announced rate is the best rate available at such bank.

      1.44 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

      1.45 "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

      1.46 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

      1.47 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Parent on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

      1.48 "Term Loans" shall mean the term loans now or hereafter made by Lender to Borrowers as provided for in Section 2.3 hereof.

      1.49 "Term Loan Availability Limit" shall mean $12,000,000 less (a) the original principal amount of each Term Loan made under Section 2.3 hereof, less
(b) commencing on August 1, 2000 and continuing on the first day of each month thereafter, an amount equal to (i) $200,000 less (ii) the aggregate principal amount payable each month on the Term Promissory Notes.

      1.50 "Term Promissory Note" shall mean a term promissory note in substantially the form of Exhibit C hereto evidencing Term Loans made to Parent or Ultralife (UK) and all amendments, modifications and changes thereto.

      1.51 "Ultralife (UK)" shall mean Ultralife Batteries (UK) Ltd., a limited liability company organized under the laws of England.

      1.52 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

2. CREDIT FACILITIES

      2.1 Revolving Loans.

            (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Parent from time to time in amounts requested by Parent up to the amount equal to the sum of:

                  (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus

                  (ii) the lesser of: (A) fifty-three (53%) percent of the Value of Eligible Inventory or (B) $6,000,000.00, less

                  (iii) any Availability Reserves.

            (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Parent, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

            (c) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

            (d) For purposes only of applying the sublimit on Revolving Loans based on Eligible Inventory pursuant to Section 2.1(a)(ii)(B), without duplication for Availability Reserves, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Availability Reserves shall be attributed first to any components of the lending formulas in Section 2.1(a) that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

      2.2 Letter of Credit Accommodations.

            (a) Subject to and upon the terms and conditions contained herein, at the request of Parent, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of Parent containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Parent pursuant to this Section 2.

            (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Parent shall pay to Lender a letter of credit fee at a rate equal to one and one half (1.5%) percent per annum ("Letter of Credit Fee") on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Parent shall pay to Lender such Letter of Credit Fee, at Lender's option, without notice, at a rate equal to four and one half (4.5%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Parent) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such Letter of Credit Fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Parent to pay such fee shall survive the termination or non-renewal of this Agreement.

            (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Parent (subject to the Maximum Credit and any Availability Reserves) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory, the sum of (A) the percentage equal to one hundred (100%) percent minus the then applicable percentage set forth in Section 2.1(a)(ii)(A) above of the Value of such Eligible Inventory, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Parent's locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. For example, prior to the issuance of a Letter of Credit Accommodation, Parent shall be able, under the formula set forth in Section 2.1(a), to borrow a Revolving Loan in the amount of (i) such Letter of Credit Accommodation, if the Letter of Credit Accommodation is for a standby letter of credit and (ii) forty-seven (47%) percent of such Letter of Credit Accommodation, if the letter of credit is a documentary letter of credit. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in the applicable amount set forth in
Section 2.2(c)(i) or Section 2.2(c)(ii).

            (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $5,000,000.00. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrower shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

            (e) Parent shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation unless such losses, claims, damages, liabilities, costs and expenses are determined by a final and non-appealable judgment or court order binding on Lender to be due to the gross negligence or willful misconduct of Lender. Parent assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Parent's agent. Parent assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Parent hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Parent, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

            (f) Nothing contained herein shall be deemed or construed to grant Parent any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Parent shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Parent. Lender shall have the sole and exclusive right and authority to, and Parent shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Parent's name.

            (g) Any rights, remedies, duties or obligations granted or undertaken by Parent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Parent to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Parent to Lender and to apply in all respects to Parent.

      2.3 Term Loans. Lender agrees to make Term Loans to Parent and to Ultralife (UK) from time to time up to an aggregate original principal amount equal to the lesser of (a) 100% of the OLV of Eligible Equipment or (b) the Term Loan Availability Limit, provided that the aggregate principal amount of the Term Loans made to Parent shall not exceed $11,000,000 and the aggregate principal amount of Term Loans to Ultralife (UK) shall not exceed $1,000,000. The Term Loans made on the date hereof shall be in the aggregate original principal amount of $4,000,000.00 and be comprised of a $3,000,000 Term Loan to the Parent and a $1,000,000 Term Loan to Ultralife (UK) (the "Initial Term Loans") and thereafter each Term Loan requested by Parent or by Ultralife (UK) shall be in the minimum principal amount of $500,000.00 and in integral multiples of $500,000.00 in excess thereof, or the remaining principal amount available to be drawn by Parent and by Ultralife (UK) hereunder. Each Term Loan shall be (a) evidenced by a Term Promissory Note in the original principal amount borrowed, duly executed and delivered by Parent or by Ultralife (UK), as the case may be, to Lender concurrently with the borrowing of such Term Loan;
(b) repaid, together with interest and other amounts, in accordance with this Agreement, the applicable Term Promissory Note, and the other Financing Agreements and (c) secured by all of the Collateral. Term Loans that are repaid or prepaid may not be reborrowed. The Initial Term Loans shall not be prepaid unless Parent and Ultralife (UK) simultaneously terminate this Agreement in accordance with the requirements of Section 12.1 including, without limitation, by making the payment of any termination fee then due under Section 12.1(c)

      2.4 Availability Reserves. All Revolving Loans otherwise available to Parent pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to the Permanent Availability Reserve and to Lender's continuing right, acting in good faith and upon notice to Borrower, to establish and revise additional Availability Reserves.

      2.5 Liabilities. Ultralife (UK) shall be liable hereunder for the Term Loans made to it and for all interest, fees, charges, costs and expenses relating thereto or arising hereunder with respect thereto and as otherwise may be set forth herein. Ultralife (UK) shall not be liable for the Revolving Loans, Term Loans or Letter of Credit Accommodations made to or on behalf of the

Parent or for the interest, fees, charges, costs and expenses relating thereto or arising hereunder with respect thereto. Parent has entered into a Guarantee of all of the liabilities, indebtedness and obligations of Ultralife (UK), which Guarantee shall be secured by all of the Collateral.

3. INTEREST AND FEES

      3.1 Interest.

            (a) Each Borrower shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations (outstanding to each such Borrower) at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

            (b) Borrowers may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrowers shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrowers, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans,
(iv) no more than four (4) Interest Periods may be in effect at any one time,
(v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $2,000,000 or an integral multiple of $1,000,000 in excess thereof,
(vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to (A) the principal amount of the Term Loans which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

            (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default or event which, with the notice or passage of time, or both, would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the then outstanding principal amount of the Term Loans plus the Revolving Loans then available to Parent under
Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

            (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

            (e) The Interest Rate shall be subject to adjustment based upon the annual consolidated net income (loss) from continuing operations of the Parent, excluding all extraordinary and nonrecurring gains, determined in accordance with GAAP ("Net Income" or "Loss") as shown on the annual audited financial statements of the Borrower delivered to Lender pursuant to Section 9.6(a)(ii) hereof. If Parent's Net Income is in excess of $1.00, the Interest Rate shall be decreased by .25%, provided that in no event shall the Interest Rate as to Prime Rate Loan be less than one quarter of one percent (.25%) per annum in excess of the Prime Rate and the Interest Rate as to Eurodollar Rate Loans be less than two and one quarter percent (2.25%) per annum in excess of the Adjusted Eurodollar Rate. If Parent incurs a Loss, the Interest Rate shall be increased by .25%, provided that in no event, absent the occurrence of an event or condition described in the proviso to the definition of "Interest Rate," shall the Interest Rate as to Prime Loans be greater than one and one quarter percent (1.25%) per annum in excess of the Prime Rate and the Interest Rate as to Eurodollar Rate Loans be greater than three and one quarter percent (3.25%) per annum in excess of Adjusted Eurodollar Rate. Each adjustment to the Interest Rate hereunder shall be effective, as to Prime Rate Loans, as of the first day of the month following Lender's receipt of Borrower's Section 9.6(a)(ii) annual audited financial statements and, as to Eurodollar Rate Loans, for Eurodollar Rate Loans made after the first day of such month.

            (f) (i) Otherwise than pursuant to this Section 3.1(f), Ultralife
            (UK) shall not be liable to pay any amount for taxes imposed by the UK Inland Revenue by virtue of Lender being a "person whose usual place of abode is outside the United Kingdom" and not a bank for the purposes of Section 349 of the "Income and Corporation Taxes Act"
            (1988).

                  (ii) Where, pursuant to Section 3.1(f)(i) above, Ultralife
            (UK) makes a deduction (a "Required Deduction") in respect of any interest payment to Lender, Ultralife (UK) shall, on the date on which such interest is due to be paid to Lender, advance to Lender an interest free, unsecured loan in an amount equal to the amount of such Required Deduction (an "Interest Advance") repayable in accordance with Section 3.1(f)(iii).

                  (iii) Each Interest Advance shall be repayable to Lender
            immediately following payment by the Inland Revenue, to the Lender, of an amount equal to the Required Deduction.

                  (iv) Ultralife (UK) agrees to provide to Lender (and, for the avoidance of doubt, Lender shall be under no obligation to repay any Interest Advance unless Ultralife (UK) complies with the provisions of this Section 3.1(f)(iv)):

                  (A) a tax deduction certificate in relation to the Required Deduction; and

                  (B) such other documents as are required by Lender to enable it to obtain a repayment equal to the amount of the Required Deduction.

                  (v) In the event that Ultralife (UK) receives any written
            notification from the Inland Revenue requiring it to make payments in respect of any Required Deduction otherwise than in the manner provided for in this Section 3.1(f), then the parties shall make such amendments to this Section 3.1(f) as may be necessary to comply with the terms of such notification from the Inland Revenue and so far as possible to put the parties in the same position as they would have been had the provisions of Sections 3.1(f)(ii), (iii), and (iv) been implemented.

      3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $150,000.00, which shall be fully earned as of the date hereof and payable one-half on the date hereof and one-half on the first to occur of the first anniversary of the date hereof or the termination of this Agreement.

      3.3 Intentionally Omitted.

      3.4 Servicing Fee. Borrowers shall pay to Lender monthly a servicing fee in an amount equal to $1,000.00 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

      3.5 Unused Line Fee. Parent shall pay to Lender monthly an unused line fee at a rate equal to one quarter of one (.25%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      3.6 Changes in Laws and Increased Costs of Loans.

            (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Lender to be material, or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

            (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. Lender shall apply prepayments and payments made on the Loans first to the Prime Rate Loans of the type of Loan (either Revolving Loans or Term Loans) being repaid and thereafter to Eurodollar Rate Loans of the type of Loan being repaid and, so long as no Event of Default exists or has occurred and is continuing, Lender will hold such payments as cash collateral to apply to the Eurodollar Rate Loans upon the first to occur of the expiration of the applicable Interest Period or such time as no cost or expense would be incurred by Borrowers for the prepayment of such Eurodollar Rate Loan.

4. CONDITIONS PRECEDENT

      4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

            (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lender or lenders to Borrowers of their respective financing arrangements with Borrowers and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or any Obligor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or any Obligor in favor of such existing lender or lenders, in form acceptable for recording in the appropriate government office;

            (b) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

            (c) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

            (d) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

            (e) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Parent, the results of which shall be satisfactory to Lender, not more than three (3) business days prior to the date hereof;

            (f) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

            (g) the sum of (i) the Excess Availability as determined by Lender, as of the date hereof, after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder plus (ii) the value of the Parent's Eligible Investments, as reasonably determined by Lender, plus (iii) the balance of the undrawn amount of the Term Loans under Section 2.3 shall not be less than $20,000,000.00;

            (h) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

            (i) Lender shall have received, in form and substance satisfactory to Lender, all instruments, agreements and documents necessary for Lender to make Term Loans to Ultralife (UK) and to grant to Lender charges over all of Ultralife (UK)'s assets and an undertaking by such subsidiary;

            (j) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Lender may request;

            (k) Lender shall have received a Borrowing Base Certificate setting forth the Loans available to Parent as of the date hereof as completed in a manner reasonably satisfactory to the Lender and duly authorized, executed and delivered on behalf of Parent; and

            (l) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

      4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and Letter of Credit Accommodations to Parent and Ultralife (UK), including the initial Loans and / or providing Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

            (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

            (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

5. GRANT OF SECURITY INTEREST

      To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of each Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

      5.1 Accounts;

      5.2 all present and future contract rights, general intangibles (including tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, securities and other investment property, letters of credit, bankers' acceptances and guaranties;

      5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of each Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of such Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      5.4 Inventory;

      5.5 Equipment;

      5.6 Investment Property (provided that the Lender's pledge of share capital of Ultralife (UK) shall not exceed sixty six (66%) percent thereof);

      5.7 Records; and

      5.8 all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

6. COLLECTION AND ADMINISTRATION

      6.1 Borrowers' Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

      6.2 Statements. Lender shall render to Parent each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within forty-five (45) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Parent a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

      6.3 Collection of Accounts.

            (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, at such time as Lender shall direct, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Lender shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrowers as Borrowers may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise. Lender may instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Payment Account at any time that either: (i) an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (ii) Borrowers shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or
(iii) upon Lender's good faith belief that any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading, or (iv) Borrower's Cash Position is equal to or less than $3,000,000.00, or (v) Parent requests a Revolving Loan and for so long as any Revolving Loan is outstanding. Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise shall be the property of Lender.

            (b) For purposes of calculating the amount of the Loans available to Borrowers, such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next business day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day(s) following the date of receipt of immediately available funds by Lender in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrowers' loan account on such day, and if not, then on the next business day.

            (c) Each Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrowers' own funds. Each Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

      6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If any taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, "Taxes") are required to be withheld from any amounts payable to Lender, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Taxes) interest or any other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are payable by a Borrower, as promptly as possible thereafter, the applicable Borrower shall send to Lender a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Taxes when due or fails to remit the required receipts or other required documentary evidence, Borrowers shall indemnify and hold Lender harmless for any incremental, interest, penalties, charges, costs and expenses (including reasonable attorneys' fees and expenses) that Lender may incur or pay as a result thereof. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Each Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of a Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of a Borrower or otherwise disbursed or established in accordance with the instructions of a Borrower or in accordance with the terms and conditions of this Agreement.

      6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

      6.7 Appointment of Parent as Representative. Ultralife (UK) hereby irrevocably appoints Parent, and Parent agrees to act under this Agreement, as the agent and representative of Ultralife (UK) for all purposes under this Agreement, including requesting Loans, selecting whether any Loan or portion thereof is to bear interest as a Prime Rate Loan or Eurodollar Rate

Loan, providing notices, Borrowing Base Certificates and other reports and certificates from the Borrowers, and receiving any notices and communications to the Borrowers from the Lender. Lender may rely, and shall be fully protected in relying, on any notice, reports, requests, information or other communication made or given by Parent whether in its own name, or on behalf of the Borrowers and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of Ultralife (UK) as to the binding effect thereof on all of the Borrowers.

7. COLLATERAL REPORTING AND COVENANTS

      7.1 Collateral Reporting.

            (a) Parent shall provide Lender with the following documents in a form satisfactory to Lender:

                  (i) prior to the time that any Revolving Loans are outstanding hereunder, on a monthly basis on or before the fifteenth (15th) day of each month or more frequently at Parent's option or as Lender may reasonably request, a Borrowing Base Certificate setting forth Parent 's calculation of the Revolving Loans and Letter of Credit Accommodations available to Parent pursuant to the terms and conditions contained herein as of the last business day of the immediately preceding month as to the Accounts and as of the last day of the preceding month as to Inventory, duly completed and executed by the chief financial officer or other appropriate financial officer acceptable to Lender, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed (including, without limitation, a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding week); provided, that, without limiting any other rights of Lender, upon Lender's request, Parent shall provide Lender on a daily basis with a schedule of Accounts, collections received and credits issued and on a monthly basis with an inventory report in the event that at any time: (A) an Event of Default or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, or (B) Parent shall have failed to deliver any Borrowing Base Certificate in accordance with the terms hereof, or (C) upon Lender's good faith belief, any information contained in any Borrowing Base Certificate is incomplete, inaccurate or misleading, or (D) Parent's Cash Position is equal to or less than $3,000,000.00, or (E) Parent requests a Revolving Loan and for so long as any Revolving Loan is outstanding;

                  (ii) on a monthly basis or more frequently as Lender may
            request, (A) perpetual inventory reports, (B) inventory reports by category and (C) agings of accounts payable;

                  (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittances advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery of documents for Inventory and Equipment acquired by any Borrower;

                  (iv) agings of accounts receivable on a monthly basis or more frequently as Lender may request; and

                  (v) such other reports as to the Collateral as Lender shall request from time to time.

            (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Lender contained herein and in the event of any conflict or inconsistency between the calculation of the Revolving Loans and Letter of Credit Accommodations available to Parent as set forth in any Borrowing Base Certificate and as determined by Lender, the determination of Lender shall govern and be conclusive and binding upon Parent. Without limiting the foregoing, Parent shall furnish to Lender any information which Lender may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate. If any Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      7.2 Accounts Covenants.

            (a) Parent shall notify Lender promptly of: (i) any material delay in Parent's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Parent's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Parent's business in accordance with Parent's past practices and policies. So long as no Event of Default exists or has occurred and is continuing, Parent shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

            (b) Without limiting the obligation of Parent to deliver any other information to Lender, Parent shall promptly report to Lender any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $100,000.00. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Parent shall, upon Lender's request, (i) hold the returned

Inventory in trust for Lender, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

            (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Parent's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

            (e) Parent shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Parent, all chattel paper and instruments which Parent now owns or may at any time acquire immediately upon Parent's receipt thereof, except as Lender may otherwise agree.

            (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Parent shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      7.3 Inventory Covenants. With respect to the Inventory: (a) Parent shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Parent's cost therefor and daily withdrawals therefrom and additions thereto; (b) at Lender's request but no more than once a year if no Event of Default exists or has occurred and is continuing or, if Revolving Loans are outstanding, upon Lender's reasonable request from time to time Parent shall conduct a physical count of the Inventory and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) upon Lender's request but no more than once a year if no Event of Default exists or has occurred and is continuing, or, if Revolving Loans are outstanding, upon Lender's reasonable request from time to time Parent shall, at its expense, deliver or cause to be delivered to Lender appraisals as to the Inventory in form, scope and methodology satisfactory to the Lender and from an appraiser satisfactory to the Lender and addressed to Lender or upon which Lender is expressly permitted to rely; (d) Parent shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Parent's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (e) Parent shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Parent assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Parent shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may Parent Borrower to repurchase such Inventory other than pursuant to Parent's standard warranty provisions; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Parent shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

      7.4 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request but no more than once a year if no Event of Default exists or has occurred and is continuing, each Borrower shall, at their expense, at any time or times as Lender may request, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) except as otherwise permitted herein, Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

      7.5 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of

Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      7.6 Right to Cure. Lender may, at its option, upon notice to Borrowers,
(a) cure any default by any Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against any Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, and without unreasonably interrupting the business operations of Borrowers (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, as the case may be, or at any time and without notice to Borrowers, as the case may be, if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including the Records, and
(b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

8. REPRESENTATIONS AND WARRANTIES

      Borrowers hereby represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

      8.1 Corporate Existence, Power and Authority; Subsidiaries. Parent is a corporation duly organized and in good standing under the laws of its state of incorporation and Ultralife (UK) is a limited liability company duly organized and validly existing under the laws of England. Each Borrower is duly qualified as a foreign corporation and is in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on either Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of either Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which either Borrower is a party or by which either Borrower or their respective property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificate.

      8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers which have been or may hereafter be delivered by either Borrower to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of either Borrower, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

      8.3 Chief Executive Office; Collateral Locations. The chief executive offices of Borrowers and Borrowers Records concerning Accounts are located only at the addresses set forth below and their only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

      8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Each of the Borrowers has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

      8.5 Tax Returns. Each Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      8.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrowers' 's knowledge threatened, against or affecting either Borrower, or their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against either Borrower or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against either Borrower would result in any material adverse change in the assets, business or prospects of any Borrower or would impair the ability of either Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

      8.7 Compliance with Other Agreements and Applicable Laws. Neither Borrower is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any material portion of its assets are bound and each Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

      8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrowers maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.13 below.

      8.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrowers in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of any Borrower, which has not been fully and accurately disclosed to Lender in writing.

      8.10 Employee Benefits.

            (a) Borrowers have not engaged in any transaction in connection with which any Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.10(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

            (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of any Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

            (c) Full payment has been made of all amounts which any Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 8.10(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.10(d) hereof.

            (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.10(a) hereof and any accumulated funding deficiency described in Section 8.10(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

            (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      8.11 Environmental Compliance.

            (a) Except as set forth on Schedule 8.11 hereto, neither Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

            (b) Except as set forth on Schedule 8.11 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrowers' 's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by either Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrowers or their business, operations or assets or any properties at which either Borrower has transported, stored or disposed of any Hazardous Materials.

            (c) Neither Borrower has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (d) Each Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrowers under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

      8.12 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder, subject to changes that Borrower may advise Lender of after the date hereof that are in compliance with the covenants and other terms of this Agreement, and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

9. AFFIRMATIVE AND NEGATIVE COVENANTS

      9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrowers shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrowers shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

      9.2 New Collateral Locations. Parent may open any new location within the continental United States and Ultralife (UK) within the United Kingdom provided Borrowers (a) give Lender thirty (30) days prior written notice of the intended opening of any such new location (other than sales offices at which only office Equipment of de minimis value and no Inventory will be maintained) and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

      9.3 Compliance with Laws, Regulations, Etc.

            (a) Borrowers shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

            (b) Borrowers shall establish and maintain, at their expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrowers who are familiar with the requirements of the Environmental Laws. [As of the date of this Agreement, Parent's environmental systems were described to Lender's counsel and no additional requirements were recommended.] Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

            (c) Borrowers shall give both oral and written notice to Lender immediately upon either Borrowers' receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or
(ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by either Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrowers or their business, operations or assets or any properties at which a Borrower transported, stored or disposed of any Hazardous Materials.

            (d) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of a Borrower in order to avoid any material non-compliance, with any Environmental Law, Borrowers shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where such Borrowers' non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrowers' response thereto or the estimated costs thereof, shall change in any material respect.

            (e) Borrowers shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrowers and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.4 Payment of Taxes and Claims. Borrowers shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      9.5 Insurance. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by either Borrower or any of their affiliates. So long as Parent maintains a Cash Position equal to or in excess of $3,000,000, no Revolving Loans are outstanding and no Event of Default exists or has occurred and is continuing, Lender agrees that up to $5,000,000 of insurance proceeds may be applied by Borrowers to the repair or replacement of Collateral with Collateral of the same or greater value, utility and quality as demonstrated to the reasonable satisfaction of Lender. If the foregoing conditions are not satisfied, Lender, at its option, may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

      9.6 Financial Statements and Other Information.

            (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Parent and its subsidiaries (including Ultralife (UK)) in accordance with GAAP and Borrower shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and, unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and, audited consolidating financial statements of Parent and its subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its subsidiaries as of the end of and for the fiscal year then ended.

            (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

            (c) Parent shall promptly notify Lender in writing in the event that at any time after the delivery of a Borrowing Base Certificate by Parent to Lender but prior to the delivery of the next Borrowing Base Certificate to be delivered by Parent to Lender in accordance with the terms hereof: (i) at such time as Revolving Loans are outstanding, the amount of Revolving Loans available to Parent pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans) is less than ninety (90%) percent of the amount of Revolving Loans available to Parent pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans) as set forth in the most recent Borrowing Base Certificate previously delivered by Borrower to Lender pursuant to Section 7.1 hereof, (ii) the Revolving Loans made by Lender to Parent at such time exceed the amount of the Revolving Loans then available to Borrower under the terms hereof as a result of any decrease in the amount of Revolving Loans then available, and the amount of such excess, (iii) Excess Availability plus the balance of the undrawn amount of the Term Loans under
Section 2.3 is less than $1,000,000.00 as a result of any decrease in the amounts of Revolving Loans available to Parent pursuant to the terms and conditions contained herein, or (iv) Parent's Cash Position is equal to or less than $3,000,000.00.

            (d) Parent shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Parent sends to its stockholders generally and copies of all reports and registration statements which Parent files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

            (e) Parent shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Lender may, from time to time, reasonably request. Subject to the provisions of Section 12.5 hereof, Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers's expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Parent to Lender in writing.

      9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Neither Borrower shall, without the prior written consent of Lender, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness it owns of another Person to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrowers so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds net of the reasonable out-of-pocket costs incurred by Borrowers in such disposition are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $100,000.00 for all such Equipment disposed of in any fiscal year of Borrowers ), or (c) form or acquire any subsidiaries, except pursuant to a transaction permitted under Section 9.10(e) hereof provided that such subsidiary shall enter into a guarantee and security agreement in favor of and satisfactory to Lender and shall grant to Lender a first priority security interest in all of its assets as security for the guarantee, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

      9.8 Encumbrances. Neither Borrower shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of a Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $50,000.00 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; and (f) the security interests and liens set forth on Schedule 8.4 hereto including the security interest granted to the Chase Manhattan Bank ("Chase") in certain cash and investment property to secure the credit facilities described on Schedule 9.9.

      9.9 Indebtedness. Neither Borrower shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except: (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which a Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) subordinated indebtedness (including indebtedness convertible into equity securities of Borrowers) incurred in connection with a transaction permitted under Section 9.10 (e)(i) hereof so long as prior to the issuance thereof the terms of such indebtedness including the subordination provisions thereof are satisfactory to Lender; and (e) the indebtedness including the credit facilities and other indebtedness to Chase as set forth on Schedule 9.9 hereto; provided, that, in respect of indebtedness incurred under clauses (c) or (d) above or set forth on Schedule 9.9, (i) Borrowers may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by a Borrower or on its behalf, promptly after the receipt thereof, or sent by a Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

      9.10 Loans, Investments, Guarantees, Etc. Borrowers shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in Eligible Investments; provided, that, as to the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) investments in (i) 210 shares of Intermagnetics General Corporation and (ii) in subsidiaries and affiliates made prior to the date hereof, and as to Ultralife (UK) only, so long as Borrower's Cash Position remains at $3,000,000, an additional $200,000 per month and as to all other subsidiaries and affiliates in aggregate amount not to exceed at any time $50,000; and (d) the loans, advances and guarantees set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrowers or on their behalf, promptly after the receipt thereof, or sent by a Borrower or on their behalf, concurrently with the sending thereof, as the case may be; and (e) loans and advances to and investments in subsidiaries and joint ventures so long as Borrowers notify Lender thereof at least ten (10) days prior to the consummation thereof and (i) the investment is on a "cash neutral" basis to the Borrowers, as defined below, or (ii) if the transaction is not cash neutral to the Borrowers and no Revolving Loans are outstanding the aggregate amount of loans, advances and investments outstanding does not exceed $2,000,000 more than the amount thereof outstanding on the date hereof, provided that after giving effect to any such transaction, the Cash Position of the Borrowers shall equal or exceed $3,000,000 and, provided, further, that from the time that Revolving Loans are outstanding hereunder, the foregoing $2,000,000 limit on the amount that can be invested, advanced or loaned hereunder shall be reduced to $200,000 per year. For purposes hereof, a transaction will be deemed to be cash neutral to Borrowers, if, after giving effect to the transaction including the receipt by Borrowers of the net proceeds of the issuance by Borrowers of equity securities (including convertible securities) or subordinated debt securities arranged in connection with the transaction, the Cash Position of the Borrowers will not decrease and will be equal to $3,000,000 or more.

      9.11 Dividends and Redemptions. Neither Borrower shall, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrowers now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

      9.12 Transactions with Affiliates. Neither Borrower shall, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrowers than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person or (b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Borrowers except reasonable compensation to officers, employees and directors for services rendered to Borrowers in the ordinary course of business.

      9.13 Additional Bank Accounts. Neither Borrower shall, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.8 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrowers to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

      9.14 Intentionally Omitted

      9.15 Adjusted Net Worth. Borrowers shall maintain Adjusted Net Worth of not less than the amounts shown below during the periods corresponding thereto:

             Period                                            Amount
             ------                                            ------

Date hereof through March 31, 2001                          $48,900,000
April 1, 2001 and thereafter                                $44,900,000

      9.16 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) reasonable costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all reasonable out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrowers' 's operations, plus a per diem charge at the rate of $650.00 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing. Lender agrees that with respect to field examinations of the Borrowers and Obligors, so long as an Event of Default or event or condition which with the passage of time or notice or both would constitute an Event of Default does not exist and Parent's Excess Availability plus the undrawn amount of the Term Loans under Section 2.3 hereof exceeds $1,000,000, the aggregate annual per diem charges to Borrowers will not exceed $13,000 for field examinations of the Parent (the field examinations of Ultralife (UK) would also be capped at such amount) plus out-of-pocket expenses and costs.

      9.17 Compliance with ERISA.

            (a) Borrowers shall not with respect to any "employee benefit plans" maintained by Borrowers or any of their ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject a Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under
Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

            (b) As used in this Section 9.17, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

      9.18 Further Assurances. At the request of Lender at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrowers hereby authorize Lender to execute and file one or more UCC financing statements signed only by Lender.

10. EVENTS OF DEFAULT AND REMEDIES

      10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

            (a) (i) Any Borrower or any Obligor fails to pay when due any of the Obligations or (ii) any Borrower or any Obligor fails to perform any of the covenants contained in Section 9.1 (other than as to the maintenance of such Borrower's or such Obligor's existence for which no cure period shall be allowed), 9.3, 9.4, 9.5 (other than as to the maintenance of the required insurance) and 9.6 of this Agreement and such failure shall continue for fifteen
(15) days; provided, that, such fifteen (15) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such fifteen (15) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach of Borrower or any Obligor of any such covenant, or (iii) any Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

            (b) any representation, warranty or statement of fact made by any Borrower or any Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

            (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $125,000.00 in any one case or in excess of $250,000.00 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or any Obligor or any of their assets;

            (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or any Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

            (f) any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty
(30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property; or

            (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $50,000.00, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

            (j) any Change in the Control of Parent shall occur or any change in the ownership of Ultralife (UK) shall occur;

            (k) the indictment of any Borrower or any Obligor under any criminal statute, or commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of any Borrower or such Obligor;

            (l) there shall be a material adverse change in the business, assets or prospects of any Borrower or any Obligor after the date hereof; or

            (m) there shall be an event of default under any of the other Financing Agreements.

      10.2 Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limit to the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require each Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by each Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

            (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

            (d) Without limiting the foregoing, upon the occurrence of an Event of Default or an event which with notice or passage of time or both would constitute an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans, Term Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

            (e) Each Borrower acknowledges and agrees that each and every Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Lender to exercise its rights and remedies hereunder. Each Borrower acknowledges and agrees that each such Event of Default has been a material inducement for Lender to enter into this Agreement and that Lender would be irreparably harmed if Lender, in any way, were unable to exercise its rights and remedies on the basis that certain Events of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment).

11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

            (b) Each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Suffolk County of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

            (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof (or, as to Ultralife (UK), as provided in (f) below) and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

            (d) EACH BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by Borrowers in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

            (f) Ultralife (UK) hereby irrevocably appoints and designates Ultralife Batteries, Inc. with an address at 2000 Technology Parkway, Newark, NY 14513 as its agent for the acceptance of service of process hereunder. Ultralife
(UK) agrees that service made to such agent in the manner provided under (c) above shall be binding on Ultralife (UK) in all respects.

      11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Lender may elect to give shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of any Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      11.5 Indemnification. Each Borrower shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12. TERM OF AGREEMENT; MISCELLANEOUS

      12.1 Term.

            (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender or Borrowers may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, Eastern time.

            (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

            (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof and as a result of Lender's deferral of payment of fees that would be payable at the inception and during the term of this Agreement, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                                   Amount                               Period
(i)       3% of Maximum Credit         From the date hereof to and including
                                       the first anniversary of the date hereof;

(ii)      1% of Maximum Credit         From the first anniversary of the date
                                       hereof to and including the second
                                       anniversary of the date hereof; and

(iii)     .5% of Maximum Credit        From the second anniversary of the date
                                       hereof to and including the third
                                       anniversary of the date hereof.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

      12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at their respective chief executive offices set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending and upon confirmation of delivery; and if by certified mail, return receipt requested, five (5) days after mailing.

      12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers, and their respective successors and assigns, except that neither Borrower may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

      12.5 Confidentiality.

            (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrowers to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

            (b) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrowers or any third party without breach of this Section 12.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrowers, (iii) require Lender to return any materials furnished by Borrowers to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit

Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

      12.6 Judgment Currency. To the extent permitted by applicable law, the obligations of Borrowers in respect of any amount due under this Agreement shall, notwithstanding any payment in any other currency (the "Other Currency") (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in United States Dollars being the currency in which it is due (the "Agreed Currency") that Lender may, in accordance with normal banking procedures, purchase with the sum paid in the Other Currency (after any premium and costs of exchange) on the business day immediately after the day on which Lender receives the payment. If the amount in the Agreed Currency that may be so purchased for any reason falls short of the amount originally due, Borrowers, as the case may be, shall pay all additional amounts, in the Agreed Currency, as may be necessary to compensate for the shortfall. Any obligations of Borrowers, as the case may be, not discharged by that payment shall, to the extent permitted by law, be due as a separate and independent obligations and, until discharged as provided in this section, continue in full force and effect.

      12.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, Lender and Parent have caused these presents to be duly executed as of the day and year first above written.

LENDER                                 BORROWERS

CONGRESS FINANCIAL CORPORATION         ULTRALIFE BATTERIES, INC.
(NEW ENGLAND)

By:___________________________         By:___________________________
   Name:______________________            Name:______________________
   Title:______________________           Title:______________________

Address:                               Chief Executive Office:
--------                               -----------------------

One Post Office Square                 2000 Technology Parkway
Suite 3600                             Newark, NY 14513
Boston, MA 02109

STATE OF                      )
                               ss
COUNTY OF                     )

      Then appeared before me the above-named _______________ and stated that he is the _____________ of Ultralife Batteries, Inc. and stated that he is fully authorized to execute this Loan and Security Agreement for and on behalf of the said corporation as his free act and deed and the free act and deed of said corporation, before me.

                                       _____________________________
                                       Notary Public
                                       My Commission Expires:

         IN WITNESS of which this Deed has been duly executed and delivered as a Deed the day and year first above written.

Executed and Delivered as a Deed for and on behalf of ULTRALIFE BATTERIES (UK) LIMITED, acting by two of its directors or one director and its secretary

 .............................Director
 .............................Secretary

Chief Executive Office:
-----------------------

18 Nuffield Way
Abingdon, Oxfordshire, England

                                    EXHIBIT A

                             INFORMATION CERTIFICATE

                                 (SEE ATTACHED)

                                    EXHIBIT B
                                       TO
                           LOAN AND SECURITY AGREEMENT

                           BORROWING BASE CERTIFICATE

                  CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)
                                   ("Lender")

                            ULTRALIFE BATTERIES, INC.
                                  ("Borrower")

Purpose of this Form

Many asset based borrowers are required to keep the dollar amount of their borrowings within a dollar total based on percentage advances against accounts receivable and inventory. This Certificate assures compliance with the terms.

Completion Instructions

The Borrowing Base Certificate should be completed by the Borrower.

A.    Enter date of information.

B.    All Certificates should be numbered in sequential order.

RECONCILIATION OF COLLATERAL BALANCE

Accounts Availability

C.    Enter date of most recent Certificate previously delivered to Lender.

1. Enter dollar balance certified to Lender per previous Certificate and the date of the previous Certificate. (Dollar figure from line 5 of previous Certificate).

2. Enter dollar amount of collections applied by the Borrower against accounts receivable since the date of the last Certificate.

3. Enter dollar amount of other credits and adjustments applied by the Borrower against accounts receivable.

4. Enter dollar amount of any new sales by the Borrower since the date of the last Certificate.

5. Enter total of all Accounts being certified to Lender per the date of the Certificate. This is the sum of lines 1 through 4 above and is calculated as follows:

      (a)   Dollar balance certified to Lender per previous Certificate minus (-)

      (b) Dollar amount of collections and credits received since date of last Certificate plus (+)

      (c)   Dollar amount of any new sales since the date of the last
            Certificate.

6. Enter dollar amount of Accounts not meeting the criteria of Eligible Accounts. Eligible Accounts are defined in the Loan and Security Agreement between Lender and the Borrower.

7.    Subtract item 6 from item 5 and enter this figure.

8.    Enter accounts receivable advance rate.

9. Multiply the dollar amount in item 7 by the percentage in item 8 (which is the percentage of the lending formula applicable to Eligible Accounts provided for in the Loan and Security Agreement) and enter this new dollar amount.

10.   Enter Availability Reserves.

11. Subtract the Availability Reserves in item 10 from item 9 and enter Accounts Availability.

Inventory Availability

D.    Enter date of most recent Inventory Report delivered to Lender

12. Enter total Value of Inventory as of the most recent Inventory Report delivered to Lender. "Value" is lower of cost or market and should be determined in the same manner as in prior certificates.

13. Enter the total Value of Inventory from the most recent Inventory Report delivered to Lender which did not meet the criteria for Eligible Inventory. Eligible Inventory is defined in the Loan and Security Agreement between Lender and the Borrower.

14.   Subtract item 13 from item 12 and enter this figure.

15.   Enter the inventory advance rate.

16. Multiply the dollar amount in item 14 by the percentage in item 15 (which is the percentage of the lending formula applicable to Eligible Inventory provided for in the Loan and Security Agreement) and enter this new dollar amount.

17. Enter applicable Availability Reserves, excluding reserves for Letter of Credit Accommodations relating to Inventory purchases and freight, taxes, duty and other amounts which Lender estimates must be paid in connection with delivery of Inventory to Borrower's premises.

18. Subtract the Availability Reserves in item 17 Excluding reserves for Letter of Credit Accommodations, from item 16.

19. Enter the amount of the sublimit on loans based on Inventory from the Loan and Security Agreement between Lender and Borrower.

20. Enter lesser of formula availability as set forth in item 16 or the sublimit on loans based on Inventory provided for in the Loan and Security Agreement as set forth in item 17.

Total Availability

21.   Enter the sum of item 10 plus item 18.

22.

      (a) Enter outstanding undrawn amounts of Letter of Credit Accommodations issued for purposes of purchasing Eligible Inventory plus the amount equal to freight, taxes, duty and other amounts which Lender estimates must be paid in connection with delivery of Inventory to Borrower's premises.

      (b) Enter the inventory advance rate.

      (c) Multiply items 22(a) by item 22(b) and enter this amount.

23.   Enter the sum of item 21 plus item 22(c)

24. Enter the amount of the Maximum Credit from the Loan and Security Agreement, less the then outstanding principal amount of the Term Loans, if any.

25.   Enter the lesser of item 23 or item 24.

RECONCILIATION OF LOAN BALANCE

26.   Enter dollar figure of outstanding Loans from last Certificate.

27. List cash collections received by Borrower and remitted or to be remitted to Lender since last Certificate.

28. Enter dollar amount of Loans made by Lender and other charges payable to Lender (including adjustments for returned checks and other remittances, fees, interests, costs and expenses) since last Certificate.

29. Enter dollar amount of outstanding Revolving Loans (item 26 less item 27 plus item 28).

30.   Enter outstanding amounts of Letter of Credit Accommodations.

31. Enter total outstanding Revolving Loans and Letter of Credit Accommodations. (Add items 29 and 30).

32.   Subtract item 31 from 25 and enter dollar amount.

33.   Name of Borrower.

34. Signature of person authorized by Borrower on the corporate borrowing resolution.

                                                                     Date: _(A)_
                                                                   Number: _(B)_

                           BORROWING BASE CERTIFICATE

Pursuant to the Loan and Security Agreement between Congress Financial Corporation (New England) ("Lender") and the undersigned ("Borrower"), and any amendments thereto (the "Loan Agreement), Borrower hereby certifies to Lender, as of the above date, as follows:

RECONCILIATION OF COLLATERAL BALANCE

Note: Letters and numbers in the chart correspond to the instructions provided on the prior four pages.

Accounts Availability

(1)   Total Accounts as of _(C)_             $   (1)
                                             -------

(2)   Less: Collections                      $   (2)
                                             -------

(3)   Less: Credits and Adjustments since
            date of prior Certificate        $   (3)
                                             -------

(4)   Add:  New sales since date of prior
            Certificate                      $   (4)
                                             -------

(5)   Current total of all Accounts                        $   (5)
                                                           -------

(6)   Total amount of Accounts which are
      not Eligible Accounts (as per Schedule I
      annexed hereto)                                      $   (6)
                                                           -------

(7)   Net Amount of Eligible Accounts
      (item 5 less item 6)                                 $   (7)
                                                           -------

(8)   Accounts Receivable Advance Rate (%)                     (8)%
                                                           -------

(9)   Availability based on Net Amount of
      Eligible Accounts                                    $   (8)
                                                           -------

(10)  Less:  Availability Reserves                                      $  (10)
                                                                        -------

(11)  Accounts Availability                                             $  (11)
                                                                        -------

Inventory Availability

(12)  Total Value of Inventory as of _D_     $  (12)
                                             -------

(13)  Total Value of Inventory which is
      not Eligible Inventory (as per
      Schedule II annexed hereto)            $  (13)
                                             -------

(14)  Value of Eligible Inventory
      (item 11 less item 12)                               $  (14)
                                                           -------

(15)  Inventory Advance Rate (%)                              (15)%
                                                           -------

(16)  Availability based on Eligible
      Inventory                              $  (16)
                                             -------

(17)  Less:  Availability Reserves           $  (17)
                                             -------

(18)  Inventory Formula Availability                       $  (18)
                                                           -------

(19)  Inventory Sublimit                                   $  (19)
                                                           -------

(20)  Inventory Availability (lesser of
      item 18 or item 19                                   $  (20)
                                                           -------

Total Availability

(21)  Total Availability based on Accounts
      and Inventory                                                     $  (21)
                                                                        -------

(22)  Plus: Availability for Letter of Credit
      Accommodations for the purchase of
      Eligible Inventory

      (a)   Amount of Letter of Credit
            Accommodations based on the
            purchase of Eligible Inventory                 $ (22a)
                                                           -------

      (b)   Inventory Advance Rate (%)         (22b)%
                                             -------

      (c)   Availability for Letter of Credit
            Accommodations based on the
            purchase of Eligible Inventory                              $ (22c)
                                                                        -------

(23)  Availability (item 21 plus item 22(c))               $  (23)
                                                           -------

(24)  Maximum Credit (less the then outstanding
      amount of the Term Loan, if any)                     $  (24)
                                                           -------

(25)  Total Availability (lesser of item 23
      or item 24)                                                       $  (25)
                                                                        -------

RECONCILIATION OF LOAN BALANCE

(26)  Principal amount of outstanding Loans as of
      the date of prior Certificate                        $  (26)
                                                           -------

(27)  Less: Net cash collections since date
      of prior Certificate                                 $  (27)
                                                           -------

(28)  Add:  Principal amount of Revolving Loans
      made since date of prior Certificate                 $  (28)
                                                           -------

(29)  Current principal amount of outstanding
      Revolving Loans                                      $  (29)
                                                           -------

(30)  Current undrawn amount of outstanding Letter
      of Credit Accommodations                             $  (30)
                                                           -------

(31)  Total Revolving Loans (item 27 plus item 28)                      $  (31)
                                                                        -------

(32)  Unused availability (item 23 less item 29)                        $  (32)
                                                                        -------

         As of the date of this Certificate, no Event of Default exists or has occurred and is continuing. Borrower acknowledges that the Loans by Lender to Borrower are based upon Lender's reliance on the information contained herein and all representations and warranties with respect to Accounts and Inventory in the Loan Agreement are applicable to the Accounts and Inventory included in this Certificate. The reliance by Lender on this Certificate should not be deemed to limit the right of Lender to establish or revise criteria of eligibility or Availability Reserves or otherwise limit, impair, or affect in any manner the rights of Lender under the Loan Agreement. In the event of any conflict between the determination of Lender of the amount of the Loans available to Borrower in accordance with the terms of the Loan Agreement and the determination by Borrower of such amounts, the determination of Lender shall govern. All capitalized terms used in this Certificate shall have the meaning assigned to them in the Loan Agreement.

                                       _______________________(33)_________

                                       By: ___________________(34)_________
                                       Title:

                                   SCHEDULE I
                                       to
                           BORROWING BASE CERTIFICATE

(i)      Accounts unpaid more than ____ days after invoice   $______
         date

(ii)     Cross-Age Accounts                                  $______

(iii)    Concentration Accounts                              $______

(iv)     Affiliate Accounts                                  $______

(v)      Returns, Discounts, Claims, Credits Allowances,     $______
         Taxes

(vi)     Other                                               $______

(vii)    Other                                               $______

(viii)   Other                                               $______

(ix)     Other                                               $______

(x)      Other                                               $______

         Total Accounts which are not Eligible Accounts      $______

                                   SCHEDULE II
                                       to
                           BORROWING BASE CERTIFICATE

(xi)     Work in Process                                     $______

(xii)    Slow Moving                                         $______

(xiii)   Packaging and Supplies                              $______

(xiv)    Other                                               $______

(xv)     Other                                               $______

(xvi)    Other                                               $______

(xvii)   Other                                               $______

(xviii)  Other                                               $______

(xix)    Other                                               $______

         Total Value of Inventory which is not Eligible      $______
         Inventory

                                    EXHIBIT C
                                       TO
                           LOAN AND SECURITY AGREEMENT

                              TERM PROMISSORY NOTE


$_____________                                             Boston, Massachusetts
                                                           _______________, 2000

      FOR VALUE RECEIVED, ULTRALIFE BATTERIES, INC./ULTRALIFE BATTERIES (UK); LTD., a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION (New England), a Massachusetts corporation (the "Payee"), at the offices of Payee at One Post Office Square, Suite 3600, Boston, Massachusetts 02109 ___________________________________________, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of ___________________________ DOLLARS ($__________) in lawful money of the United
States of America and in immediately available funds, in sixty (60) consecutive monthly installments (or earlier as hereinafter provided) on the first day of each month commencing ___________, 200_ of which the first fifty-nine (59) installments shall each be in the amount of _________________________________________ DOLLARS ($_________), and the last installment shall be in the amount of the entire unpaid balance of this Note.

      Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing ____________, 2000 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and after an Event of Default or termination or non-renewal of the Loan Agreement shall be payable upon demand.

      For purposes hereof,

            (a) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate of three quarters of one (.75%) percent per annum in excess of the Prime Rate, and as to Eurodollar Rate Loans, a rate of two and three quarters (2.75%) percent per annum in excess of the Adjusted Eurodollar Rate; provided, that, at Payee's option, the Interest Rate shall mean a rate of three and three quarters (3.75%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of five and three quarters (5.75%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans upon and after an Event of Default or termination or non-renewal of the Loan Agreement and the Interest Rate shall be subject to further adjustment as provided in Section 3.1(e) of the Loan Agreement,

            (b) the term "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank,

            (c) the term "Event of Default" shall mean an Event of Default as such term is defined in the Loan Agreement, and

            (d) the term "Loan Agreement" shall mean the Loan and Security Agreement, dated of even date herewith, between Debtor and Payee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Loan Agreement.

      The Interest Rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the Prime Rate is announced. The increase or decrease shall be based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the Commonwealth of Massachusetts or other applicable law.

      This Note is issued pursuant to the terms and provisions of the Loan Agreement to evidence the Term Loan by Payee to Debtor. This Note is secured by the Collateral described in the Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instrument now or at any time hereafter executed and/or delivered by Debtor or any other party in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, being collectively referred to herein as the "Financing Agreements"), and is entitled to all of the benefits and rights thereof and of the other Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

      If any payment of principal or interest is not made when due hereunder, or if any other Event of Default shall occur for any reason, or if the Loan Agreement shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Loan Agreement and the other Financing Agreements (the "Obligations"), including, without limitation, all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof, together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable Interest Rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, attorneys' fees and legal expenses.

      Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for Payee to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Debtor is expressly hereby waived by Debtor. Upon any Event of Default or termination or non-renewal of the Loan Agreement, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

      Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

      The validity, interpretation and enforcement of this Note and the other Financing Agreements and any dispute arising in connection herewith or therewith shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

      Debtor irrevocably consents and submits to the non-exclusive jurisdiction of the Superior Court of Suffolk County of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Note or any of the other Financing Agreements or in any way connection with or related or incidental to the dealings of Debtor and Payee in respect of this Note or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Debtor and Payee or the conduct of such persons in connection with this Note or otherwise shall be heard only in the courts described above (except that Payee shall have the right to bring any action or proceeding against Debtor or its property in the courts of any other jurisdiction which Payee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Debtor or its property).

      Debtor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to it and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Payee's option, by service upon Debtor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Debtor shall appear in answer to such process, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested.

      EACH DEBTOR WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS BETWEEN DEBTOR AND PAYEE IN RESPECT OF THIS NOTE OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR AGREES AND

CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

      The execution and delivery of this Note has been authorized by the Board of Directors and by any necessary vote or consent of the stockholders of Debtor. Debtor hereby authorizes Payee to complete this Note in any particulars according to the terms of the loan evidenced hereby.

      This Note shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. Whenever used herein, the term "Debtor" shall be deemed to include its successors and assigns and the term "Payee" shall be deemed to include its successors, endorsees and assigns. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

ATTEST:                                ULTRALIFE BATTERIES, INC./
                                       ULTRALIFE BATTERIES (UK), LTD

_________________________________      By:     _________________________________
Secretary/Assistant Secretary
[Corporate Seal]                       Title:  _________________________________

                                STATE OF NEW YORK

_______________, ss                                              ____,

      Then appeared before me the above-named _______________ and stated that he is the _____________ of __________________ and stated that he is fully authorized to execute this ____________________ for and on behalf of the said
___________________.

                                       __________________________________
                                       Notary Public
                                       My Commission Expires: